EXHIBIT 4.2

                              [Face of Certificate]

 NUMBER                                                          UNITS
HT

ORGANIZED UNDER THE LAWS           THIS CERTIFICATE OF BENEFICIAL INTEREST
 OF THE STATE OF TEXAS                       IS TRANSFERABLE IN
                                     DALLAS, TEXAS OR NEW YORK, NEW YORK


    TOTAL UNITS OF BENEFICIAL INTEREST
 CREATED BY, ISSUED UNDER AND SUBJECT TO
THE TRUST INDENTURE DATED AS OF DECEMBER 1,
    1998 FOR THE HUGOTON ROYALTY TRUST


                                   SEE REVERSE FOR MANDATORY DIVESTITURE
                                    PROVISIONS AND CERTAIN DEFINITIONS

                                                       CUSIP 444713 10 1

  CERTIFICATE FOR UNITS
OF BENEFICIAL INTEREST IN

                              HUGOTON ROYALTY TRUST

This certifies that


is the owner of
                Fully Paid Units of Beneficial Interest ("Units") in that certain Trust known and designated as the Hugoton Royalty Trust, created and established under the terms of the above referenced Trust Indenture between Cross Timbers Oil Company, a Delaware corporation ("Grantor"), and NationsBank, N.A., a banking association organized under the laws of the United States, as Trustee, a duplicate original of which Trust Indenture is for the information of all concerned, held by said Trustee at its trust office in Dallas, Texas. Said Trust Indenture is hereby referred to and incorporated as a part of this Certificate for all purposes, and the owner of this Certificate by accepting same consents to, and becomes bound by, all the terms and provisions of said Trust Indenture and the provisions herein. The Units represented by this Certificate are transferable on the books of the Trustee by the holder hereof in person, or by duly authorized attorney, upon surrender of this Certificate, properly endorsed, to the Trustee. This Certificate shall not be valid until countersigned and registered by the Transfer Agent and Registrar.
Witness the seal of the Trustee and the signature of the duly authorized officer of the Trustee.

[Seal of NationsBank, N.A.]

Dated:
COUNTERSIGNED AND REGISTERED:
     ChaseMellon Shareholder Services, L.L.P.          NATIONSBANK, N.A.
               TRANSFER AGENT AND REGISTRAR                      AS TRUSTEE

BY                                                     BY

          AUTHORIZED SIGNATURE                            AUTHORIZED OFFICER

                          [Reverse Side of Certificate]

     Pursuant to Section 3.15 of the Trust Indenture, the Trustee may require mandatory divestiture of a Unitholder's Trust Units in the Trust in the event that the Trust or the Trustee is named in certain proceedings which seek the cancellation or forfeiture of any property in which the Trust has an interest because of the nationality or other status of such Unitholder. See Section
3.15 of the Trust Indenture for complete details.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
  TEN COM--as tenants in common            UNIF GIFT MIN ACT--...Custodian...
  TEN ENT--as tenants by the entireties                     (Cust)    (Minor)
  JT TEN --as joint tenants with right of              under Uniform Gifts to
           survivorship and not as tenants             Minors Act........
           in common                                             (State)
     Additional abbreviations may also be used though not in the above list.

                                    ASSIGNMENT

For Value Received ____________________ hereby sell, assign and transfer unto
  Please insert social security or
other identifying number of assignee
____________________________________

____________________________________________________________________________
              Please print or typewrite name and address of assignee

____________________________________________________________________________

____________________________________________________________________________

__________________________________________Units of Beneficial Interest
represented by the within Certificate, and do hereby constitute and appoint irrevocably________________ Attorney to transfer the said Units on the books of the within named Trustee, with full power of substitution in the premises.

Dated_________________

                                             X_______________________________
                                                       Signature

Notice: The signature(s) to this
Assignment must correspond with the
Name(s) as written upon the face of
the certificate exactly, without any
change whatever.
                                             X______________________________
                                                       Signature

                                             Signature(s) must be guaranteed
                                             by a participant in a recognized
                                             signature guaranty medallion
                                             program.

                                             ________________________________


     The holder of this certificate has acquired an interest in the Hugoton Royalty Trust. The address of the Trust is 901 Main Street, 17th Floor, Dallas, Texas 75202 and its taxpayer identification number is 58-6379215.
     The Trust's tax shelter registration number is _______________. The holder must report this registration number to the Internal Revenue Service if the holder claims any deduction, loss, credit or other tax benefit or reports any income by reason of his investment in the Trust. The holder must report this registration number (as well as the name and taxpayer identification number of the Trust) on Form 8271. FORM 8271 MUST BE ATTACHED TO THE RETURN ON WHICH YOU CLAIM THE DEDUCTION, LOSS, CREDIT OR OTHER TAX BENEFIT OR REPORT ANY INCOME.
     ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED OR APPROVED BY THE INTERNAL REVENUE SERVICE.
     If the holder of this certificate transfers an interest in the Trust to another person, he is required by the Internal Revenue Service to keep a list containing that person's name, address, taxpayer identification number, the date on which he transferred the interest and in the name, address, and tax shelter registration number of the Trust. If the holder of this certificate does not wish to keep such a list, the holder must (i) send the information specified above to the Trustee at the above address, which will keep the list on behalf of the holder and (ii) give a copy of this notice to the person to whom his interest was transferred.